Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectuses of Aethlon Medical, Inc. of our report dated June 8, 2018, relating to the consolidated financial statements of Aethlon Medical, Inc., appearing in the Annual Report on Form 10-K of Aethlon Medical, Inc. for the year ended March 31, 2018.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Squar Milner LLP

SQUAR MILNER LLP

San Diego, California

March 21, 2019